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                                                                    EXHIBIT 5(e)


                         FORM OF SUB-ADVISORY AGREEMENT
                         ------------------------------


   Agreement made as of ___________, 1996 ("Agreement") between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and SCHRODER CAPITAL MANAGEMENT INTERNATIONAL INC., a New York corporation ("Sub-Adviser"), (the "Agreement").

                                    RECITALS
                                    --------

   (1) Mitchell Hutchins has entered into a Investment Advisory and Administration Contract, dated April 21, 1988, including an addendum dated ________________, 1996 ("Advisory Contract"), with PaineWebber Managed Investments Trust ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

   (2) The Trust offers for public sale distinct series of shares of beneficial interest and may offer additional distinct series in the future;

   (3) Under the Advisory Contract Mitchell Hutchins has agreed to provide certain investment advisory and administrative services to each series of the Fund as now exists and as hereafter may be established;

   (4) The Advisory Contract permits Mitchell Hutchins to delegate certain of its duties as investment adviser under the Advisory Contract to a sub-adviser; and

   (5) Mitchell Hutchins desires to retain the Sub-Adviser to furnish certain investment advisory services with respect to the PaineWebber Asia Pacific Growth Fund ("Fund") series of the Trust, and the Sub-Adviser is willing to furnish such services;

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

   1. Appointment.  Mitchell Hutchins hereby appoints the Sub-Adviser as an
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investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

   2. Duties as Sub-Adviser.
      ----------------------

   (a) Subject to the supervision of and any guidelines adopted by the Trust's Board of Trustees (the "Board") and Mitchell
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Hutchins, the Sub-Adviser will provide a continuous investment program for the
Fund, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's Registration Statement.

   (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

   (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Fund, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Fund upon request by the Trust.
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   (d) At such times as shall be reasonably requested by the Board or Mitchell
Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the Fund's performance and make available to the Board and Mitchell Hutchins any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

   (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

   3. Further Duties.  In all matters relating to the performance of this
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Agreement, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws and currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement"), and with the written instructions and written directions of the Board and Mitchell Hutchins, and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), the rules under each, Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies, the diversification requirements applicable to the Fund under Section 817(h) of the Code, and all other applicable federal and state laws and regulations. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; [provided, however, that the Sub-Adviser's duty
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under this Agreement to act in conformity with any document, instruction, or guidelines produced by the Trust or Mitchell Hutchins shall not arise until it has been delivered to the Sub-Adviser.] Any changes to the Fund's objectives, policies or restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

   4. Expenses.  During the term of this Agreement, the Sub-Adviser will bear
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all expenses incurred by it in connection with its services under this
Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Fund or Mitchell Hutchins.

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   5. Compensation.
      -------------

   (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Mitchell Hutchins, not the Fund, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of ____% of the Fund's average daily net assets (computed in the manner specified in the Advisory Contract), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

   (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

   (c) For those periods in which Mitchell Hutchins has agreed to waive all or a portion of its management fee (on a voluntary basis or to comply with any expense limitation imposed by a state), the Sub-Adviser will waive the proportion of its fees that will amount to half of Mitchell Hutchins' total fee waiver.

   (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

   6. Limitation Of Liability.  The Sub-Adviser shall not be liable for any
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error of judgment or mistake of law or for any loss suffered by the Fund, the
Trust or its shareholders or by Mitchell Hutchins in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

   7. Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and
      -------------------------------
agrees as follows:

   (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an

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investment adviser of an investment company pursuant to Section 9(a) of the 1940
Act or otherwise.

   (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

   (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

   (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

   8. Services Not Exclusive.  The Sub-Adviser may act as an investment adviser
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to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Fund or Mitchell Hutchins or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Fund or Mitchell Hutchins except as otherwise imposed by law or by this Agreement.

   9. Duration and Termination.
      -------------------------

   (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of

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those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

   (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

   (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to Mitchell Hutchins. This Agreement will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Fund.

   10.   Amendment of this Agreement.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) by a vote of a majority of the Fund's outstanding voting securities (unless in the case of (ii), the Trust receives an SEC order or no-action letter permitting it to modify the Agreement without such vote).

   11.   Governing Law.  This Agreement shall be construed in accordance with
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the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

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To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

   12.   Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

   13.   Notices.  Any written notice herein required to be given to the Sub-
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Adviser or Mitchell Hutchins shall be deemed to have been given upon receipt of the same at their respective addresses set forth below.

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                        MITCHELL HUTCHINS ASSET MANAGEMENT INC.
                              1285 Avenue of the Americas
                              New York, New York 10019
Attest:


By:_____________________      By:_____________________________
   Name:                         Name:  DIANNE E. O'DONNELL
   Title:                        Title: Senior Vice President

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                        SCHRODER CAPITAL MANAGEMENT
                           INTERNATIONAL INC.
                              787 Seventh Avenue
                              New York, New York  10019
Attest:


By:_______________________    By:_____________________________
   Name:                         Name:
   Title:                        Title: